Exhbit 99.1

                                                        Media Contact:
                                                        Gordon R. Manuel
                                                        864-282-9448

                                                        Analyst Contact:
                                                        William G. Harvey
                                                        864-282-9413

FOR IMMEDIATE RELEASE
THURSDAY, JUNE 12, 2003


                    BOWATER ANNOUNCES TEMPORARY SHUTDOWN OF
                            THUNDER BAY, ONTARIO MILL

GREENVILLE, SC- Bowater Incorporated (NYSE: BOW) today announced that it will curtail newsprint and market pulp production at its Thunder Bay mill due to temporary wood fiber shortages in northwest Ontario. Production will cease on June 28th for approximately 9 days. The shutdown will eliminate 17,000 metric tons of newsprint and 21,000 metric tons of market pulp production. These curtailments and the additional cost of wood fiber will reduce the company's pretax operating results by approximately US$10 million.

         The combination of depressed lumber prices, countervailing and anti-dumping duties imposed by the U.S. government and a stronger Canadian dollar has caused production curtailments at several sawmills, thereby creating a shortage of wood chips for the Thunder Bay mill. The company is taking actions to mitigate the disruption at its Thunder Bay mill and expects normal wood fiber flows to resume after this curtailment.

         Additionally, the stronger Canadian dollar has increased Bowater's manufacturing costs. Based on the current level of the Canadian dollar, Bowater's manufacturing costs will increase in the second quarter by approximately $9 million over first quarter levels.

         Also, on May 27, 2003, Bowater completed the previously announced sale of 82,000 acres of U.S. timberlands for proceeds of $122 million.

         Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood and hardwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 32 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).

                                     (more)

         All amounts are in U.S. dollars.

         Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2002, and from time to time, in Bowater's other filings with the Securities and Exchange Commission.



                                      # # #